HOME LOAN
SERVICES

FORM OF OFFICER'S CERTIFICATE OF SERVICER

March 12, 2007

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
Attn: Global Securities and Trust Services MLMI2006-FF1
135 South LaSalle Street, Suite 1511
Chicago, IL 60603

Re:     Merrill Lynch Mortgage Investors Trust, Series 2006-FF1

Home Loan Services, Inc., f/k/a National City Home Loan Services, Inc. (the "Servicer") certifies to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed, or persons under my supervision have reviewed, the servicer compliance statement of the Servicer and the compliance statements of each Subservicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year 2006 in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Subservicer, if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year 2006 in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 2006 that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

Loan Services
RO. Box 1838
Pittsburgh, PA 15230-1838

Merrill Lynch
Home Loan Services is a subsidiary
of Merrill Lynch Bank and Trust Co., FSB

        (2)  Based on my knowledge, and assuming the accuracy of the information provided to the Servicer by third parties in connection with the performance of the Servicer's duties under the Pooling and Servicing Agreement, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3)  Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

(4)  Based on my knowledge and the compliance review conducted in preparing each Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5)  Each Servicing Assessment of the Servicer and of each Subservicer, if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13 a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date: March 12, 2007

Home Loan Services, Inc., f/k/a National City Home Loan Services, Inc., as Servicer

By: /s/ Steven A. Baranet
Name: Steven A. Baranet
Title:   Vice President
(Senior Officer in charge of the servicing function of the servicer)